Dryden Global Total Return Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         				August 29, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                    Re: Dryden Global Total Return Fund, Inc.
                                     File No. 811-04661


Ladies and Gentlemen:

         Enclosed please find the Semi-Annual Report on Form
N-SAR for Dryden Global Total Return
Fund, Inc. for the semi-annual period ended June 30, 2005.
The Form N-SAR was filed using the
EDGAR system.



                                        Very truly yours,


			          /s/  Jonathan D. Shain
                                       Jonathan D. Shain
                                     Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of August 2005.







Dryden Global Total Return Fund, Inc.





Witness: /s/ Jonathan D. Shain 		By: /s/ Grace C. Torres
            Jonathan D. Shain  	  Grace C. Torres
            Assistant Secretary		      Treasurer





























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